Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

CHICO’S FAS, INC.

Revised November 17, 2016

AMENDED AND RESTATED
BYLAWS
OF
CHICO’S FAS, INC.

TABLE OF CONTENTS

Title                                             Page

ARTICLE I        Offices                                    1
Section 1.    PRINCIPAL OFFICE                            1
Section 2.    REGISTERED OFFICE; OTHER OFFICES                1

ARTICLE II        Shareholders                                1
Section 1.    ANNUAL MEETING                            1
Section 2.    SPECIAL MEETINGS                        1
Section 3.    PRESIDING OFFICER                        1
Section 4.    PLACE OF MEETING                        1
Section 5.    NOTICE OF MEETING                        2
Section 6.    NOTICE OF ADJOURNED MEETING                2
Section 7.    WAIVER OF CALL AND NOTICE OF MEETING            3
Section 8.    QUORUM                                3
Section 9.    ADJOURNMENT: QUORUM FOR RECONVENED MEETING    3
Section 10.    VOTING ON MATTERS OTHER THAN ELECTION OF
DIRECTORS                            3
Section 11.    VOTING FOR DIRECTORS                        4
Section 12.    VOTING LISTS                            4
Section 13.    VOTING OF SHARES                        4
Section 14.    PROXIES                                4
Section 15.    NO ACTION BY SHAREHOLDERS WITHOUT A MEETING    5
Section 16.     ORGANIZATION AND CONDUCT OF BUSINESS        5
Section 17.    INSPECTORS                                5
Section 18.    PROXY ACCESS                            5

ARTICLE III        Board of Directors                            16
Section 1.    GENERAL POWERS                            16
Section 2.    NUMBER, TENURE AND QUALIFICATIONS            16
Section 3.    APPOINTMENT OF CHAIR                        16
Section 4.    ANNUAL AND REGULAR MEETINGS                16
Section 5.    SPECIAL MEETINGS                        16
Section 6.    PRESIDING OFFICER                        16
Section 7.    NOTICE                                17
Section 8.    QUORUM                                17
Section 9.    ADJOURNMENT: QUORUM FOR ADJOURNED MEETING    17
Section 10.    MANNER OF ACTING                        17

Revised November 17, 2016

Title                                             Page

Section 11.    RESIGNATIONS AND REMOVAL                    17
Section 12.    VACANCIES                                17
Section 13.    COMPENSATION                            18
Section 14.    PRESUMPTION OF ASSENT                    18
Section 15.    INFORMAL ACTION BY BOARD                    18
Section 16.    MEETING BY TELEPHONE, ETC.                    18

ARTICLE IV        Officers                                18
Section 1.    NUMBER                                18
Section 2.    APPOINTMENT AND TERM OF OFFICE                19
Section 3.    RESIGNATION                            19
Section 4.    REMOVAL                                19
Section 5.    VACANCIES                                19
Section 6.    DUTIES OF OFFICERS                        19
Section 7.    SALARIES                                19
Section 8.    DELEGATION OF DUTIES                        19
Section 9.    DISASTER EMERGENCY POWERS OF ACTING
OFFICERS                                20

ARTICLE V        Executive and Other Committees                    20
Section 1.    CREATION AND AUTHORITY OF COMMITTEES        20
Section 2.    REMOVAL OR DISSOLUTION                    21
Section 3.    VACANCIES ON COMMITTEES                    21
Section 4.    CONDUCT OF MEETINGS OF COMMITTEES            21
Section 5.    ABSENCE OF COMMITTEE MEMBERS                21
Section 6.    INFORMAL ACTION                        21

ARTICLE VI        Indemnification of Directors and Officers                21
Section 1.    GENERAL                                21
Section 2.    ACTIONS BY OR IN THE RIGHT OF THE
CORPORATION                            22
Section 3.    OBLIGATION TO INDEMNIFY                    22
Section 4.    DETERMINATION THAT INDEMNIFICATION IS PROPER    23
Section 5.    EVALUATION AND AUTHORIZATION                23
Section 6.    PREPAYMENT OF EXPENSES                    23
Section 7.    NON-EXCLUSIVITY AND LIMITATIONS            23
Section 8.    CONTINUATION OF INDEMNIFICATION RIGHT        24
Section 9.    INSURANCE                                24

ARTICLE VII        Interested Parties                            24
Section 1.    GENERAL                                24
Section 2.    APPROVAL BY DIRECTORS OR COMMITTEES            25
Section 3.    APPROVAL BY SHAREHOLDERS                    25

Revised November 17, 2016

Title                                             Page

ARTICLE VIII    Certificates of Shares                            25
Section 1.    CERTIFICATES FOR SHARES                    25
Section 2.    SIGNATURES OF PAST OFFICERS                26
Section 3.    TRANSFER AGENTS AND REGISTRARS                26
Section 4.    TRANSFER OF SHARES                        27
Section 5.    LOST, STOLEN, OR DESTROYED CERTIFICATES        27

ARTICLE IX        Record Date                                27
Section 1.    RECORD DATE FOR SHAREHOLDER ACTIONS        27
Section 2.    RECORD DATE FOR DIVIDEND AND OTHER
DISTRIBUTIONS                            28

ARTICLE X        Dividends                                28

ARTICLE XI        Fiscal Year                                28

ARTICLE XII        Seal                                    28

ARTICLE XIII    Stock in Other Corporations                        28

ARTICLE XIV    Amendments                                29

ARTICLE XV        General Provisions                            29
Section 1.    RELIANCE UPON BOOKS, REPORTS AND RECORDS        29
Section 2.    TIME PERIODS                            29

ARTICLE XVI    Emergency Bylaws                            29
Section 1.    SCOPE OF EMERGENCY BYLAWS                29
Section 2.    CALL AND NOTICE OF MEETING                30
Section 3.    QUORUM AND VOTING                        30
Section 4.    APPOINTMENT OF TEMPORARY DIRECTORS            30
Section 5.    MODIFICATION OF LINES OF SUCCESSION            30
Section 6.    CHANGE OF PRINCIPAL OFFICE                    31
Section 7.    LIMITATION OF LIABILITY                    31
Section 8.    REPEAL AND CHANGE                        31

Revised November 17, 2016

AMENDED AND RESTATED BYLAWS OF
CHICO’S FAS, INC.

ARTICLE I

Offices

Section 1.    PRINCIPAL OFFICE. The principal office of Chico’s FAS, Inc. (the “Corporation”) may be located within or without the County of Lee and the State of Florida as the board of directors (“Board of Directors” or “Board”) may designate or as the business of the Corporation may require from time to time.

Section 2.    REGISTERED OFFICE; OTHER OFFICES. The address of the registered office of the Corporation, required by the Florida Business Corporation Act (“FBCA”) to be maintained in the State of Florida may be changed from time to time by the Board of Directors. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors or the Chief Executive Officer (“CEO”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Shareholders

Section 1.    ANNUAL MEETING. An annual meeting of the shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, at such date and time as shall be designated by the Board of Directors from time to time and stated in a notice of meeting.

Section 2.    SPECIAL MEETINGS. Special meetings of the shareholders may be called, for any purpose(s), at any time by (a) the Board of Directors, (b) the Chair of the Board, (if one is so appointed), (c) the CEO or the President of the Corporation, or (d) by the holders of not less than 25 percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such shareholders sign, date and deliver to the Secretary of the Corporation (“Secretary”) one or more written demands for a special meeting, describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person(s). At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

Section 3.    PRESIDING OFFICER. The Chair of the Board of the Corporation or the CEO, if there shall not be a Chair of the Board or if the Chair of the Board shall not be present and shall not have designated another director in his or her stead, or as the Chair of the Board should otherwise so direct, shall preside at each meeting of the shareholders.

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Section 4.    PLACE OF MEETING. The Board of Directors may designate any place, within or without the State of Florida, for any annual or special meeting of the shareholders. The Board may, in its sole discretion, determine that shareholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 607.0701(4) of the FBCA for annual meetings or Section 607.0702(4) of the FBCA for special meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication (a) participate in a meeting of shareholders, and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder of the Corporation or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 5.    NOTICE OF MEETING. Written notice stating the place, date and time of the meeting of shareholders, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except that no notice of a meeting need be given to any shareholders for which notice is not required to be given under applicable law. Such notice may be delivered personally, by first-class United States mail, facsimile transmission, or “electronic transmission” (as defined under the FBCA), or by private mail carriers handling nationwide mail services, by or at the direction of the CEO, the President, the Secretary, the Board of Directors, or the person(s) calling the meeting. Such notice shall be deemed delivered when hand delivered or, if mailed, when deposited in the United States mail, postpaid and addressed to the shareholder at its address as it appears on the share transfer books of the Corporation. If communicated by electronic transmission, such notice shall be deemed delivered when transmitted to the shareholder in the manner authorized by the shareholder. Notice shall be deemed to have been given to all shareholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

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Section 6.    NOTICE OF ADJOURNED MEETING. Any meeting of the shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (such reconvened meeting referred to herein as the “reconvened meeting”), and notice need not be given of the reconvened meeting if, prior to such adjournment, the new date, time or place thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such reconvened meeting, are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted on the original date of the meeting. If, however, the Board fixes a new record date for the reconvened meeting or if a new record date for the reconvened meeting is required to be fixed under law, notice of the reconvened meeting must be given in compliance with Section 5 of this Article II to each shareholder of record on the new record date entitled to notice of and to vote at such reconvened meeting.

Section 7.    WAIVER OF CALL AND NOTICE OF MEETING. Notice of any meeting of shareholders may be waived by any shareholder before or after the date and time stated in the notice. Such waiver must be in writing signed by the shareholder and delivered to the Corporation. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A shareholder’s attendance at a meeting (a) waives such shareholder’s ability to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives such shareholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose(s) described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 8.    QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless the FBCA provides otherwise. Shares of the Corporation owned, directly or indirectly, by the Corporation or by any corporation of which the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation, shall not be counted for quorum purposes, except for shares held by it in a fiduciary capacity. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting (unless a new record date is or must be set for any reconvened meeting), and the subsequent withdrawal of shares or shareholders after a quorum has been established at a meeting shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9.    ADJOURNMENT: QUORUM FOR RECONVENED MEETING. In the absence of a quorum, the holders of a majority of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting from time to time in the manner provided in Article II, Section 6 of these Bylaws. At such reconvened meeting at which a quorum shall be present or deemed to be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

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Section 10.    VOTING ON MATTERS OTHER THAN ELECTION OF DIRECTORS. Except as otherwise provided by the Corporation’s articles of incorporation (“Articles of Incorporation”) or the FBCA, action on all matters other than the election of directors shall be approved at a meeting where a quorum is present, in person or by proxy, if the votes cast in favor of the action exceed the votes cast opposing the action by the holders of shares represented at the meeting and entitled to vote on the subject matter thereof.

Section 11.    VOTING FOR DIRECTORS. Directors shall be elected as set forth in the Articles of Incorporation, as amended or restated from time to time.

Section 12.    VOTING LISTS. After fixing the record date for a meeting, an alphabetical list of the names of all shareholders entitled to notice of the meeting, arranged by voting group, with the address of and the number, class and series, if any, of shares held by each, shall be prepared by the Secretary. The shareholders’ list shall, upon written demand, be available during regular business hours, for inspection by any shareholder and at his or her expense for a period of ten (10) days prior to the meeting date, or such shorter time as may exist between the record date and the meeting, and continuing through the meeting, at the Corporation’s principal office, at a place set forth in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. The shareholders’ list also shall be made available at the meeting and shall be subject to inspection by any shareholder at any time during the meeting or any adjournment. The shareholders’ list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at any meeting of the shareholders.

Section 13.    VOTING OF SHARES. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote in person or by proxy on each matter for each voting share held by such shareholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders as hereinafter provided.

Section 14.    PROXIES. Every shareholder entitled to vote at a meeting of shareholders, or his duly authorized attorney-in-fact, may vote in person or may authorize another person or persons to act for the shareholder by proxy. A proxy must be authorized by (a) a signed written appointment form, with a signature affixed, by any reasonable means including, but not limited to, facsimile or electronic signature, or (b) an electric transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that electronic transmission was, transmitted by the shareholder authorizing such proxy. For these purposes, an electronic transmission includes, but is not limited to, telegrams, cablegrams, and transmissions through the internet. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission may be substituted or used in lieu of the original writing or electronic transmission for any purposes for which the original writing or electronic transmission could be used if the copy, facsimile transmission or reproduction is a complete reproduction of the entire original writing or electronic transmission. Such proxy shall be filed with or transmitted to the Secretary, or other officer or agent authorized to tabulate votes, before or at the time of such meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless a

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longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing an instrument in writing with the Secretary revoking the proxy, or by giving a duly executed proxy bearing a later date. If an appointment form expressly provides therefor, any proxy holder may appoint, in writing, a substitute to act in his or her place.

Section 15.    NO ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action requiring or permitting a vote of the shareholders must be taken at an annual or special meeting of shareholders duly called in accordance with the terms of this Article II, and may not be taken by the written consent of shareholders.

Section 16. ORGANIZATION AND CONDUCT OF BUSINESS. The Chair of the Board of Directors, if any, or in his or her absence, the CEO, if any, or in his or her absence, the President, if any, or in his or her absence, a Vice President, if any, or in his or her absence, such person designated by the Board, or in the absence of such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting and who are present, in person or by proxy, shall call to order any meeting of shareholders and act as chair of the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting. The chair of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of discussion as seems to him or her to be in order. The date and time of the opening and closing of the polls for each matter upon which shareholders will vote at the meeting shall be announced at the meeting.

Section 17.    INSPECTORS. For each meeting of the shareholders, the Board of Directors, the CEO or the President may appoint two inspectors to supervise the voting; and, if inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the CEO or the President shall appoint another inspector to act in his or her place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

Section 18.    PROXY ACCESS.

(a)    Proxy Access for Shareholder Director Nominations. Subject to the terms and conditions of these Bylaws, the Corporation shall include in its proxy statement for any annual meeting of shareholders at which directors are to be elected, and on its form of proxy (the proxy statement and form of proxy, collectively the “proxy materials”), the name of any person nominated for election to the Board at such meeting by an Eligible Shareholder (as defined below) submitted pursuant to this Section 18 of Article II (“Shareholder Nominee”), and will include in its proxy statement the Required Information (as defined below), if:

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(i)     the Shareholder Nominee satisfies the eligibility requirements in Section 18(j) of this Article II;

(ii)     the Shareholder Nominee is identified in a timely notice (“Shareholder Notice”) that satisfies this Section 18 of Article II and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Stockholder;

(iii)     the Eligible Stockholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials; and

(iv)     the additional requirements of these Bylaws are met.

(b)    Required Information. For purposes of this Section 18 of Article II, the “Required Information” means (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (ii) if the Eligible Shareholder so elects, a written statement (“Supporting Statement”) of the Eligible Shareholder, not to exceed 500 words, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of shareholders.

(c)    Eligible Shareholder.

(i)    An “Eligible Shareholder” is a shareholder or group of shareholders (as described in Section 18(c)(ii) of this Article II) that: (A) Own and have Owned (as defined in Section 18(d) of this Article II) continuously for at least three (3) years (the “Minimum Holding Period”), as of the date of the Shareholder Notice, a number of shares of the Corporation that represents at least three percent (3%) of the issued and outstanding shares of the Corporation entitled to vote in the election of directors as of the date the Shareholder Notice (the “Required Shares”), (B) continues to own the Required Shares through the date of such annual meeting of shareholders, and (C) satisfies such additional requirements of, and complies with all applicable procedures set forth in, these Bylaws, including, without limitation, Section 18(c)(ii) of this Article II below.

(ii)    For purposes of determining qualification as an Eligible Shareholder:

(A)     a group of no more than twenty (20) shareholders and beneficial owners may aggregate the number of common shares of the Corporation that each group member has itself individually Owned continuously for the Minimum Holding Period; provided, that, no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one Eligible Shareholder under this Section 18 of Article II, and the same shares may not be attributable to more than one Eligible Shareholder;

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(B)    a group of two or more funds (a “group of funds”) that are: (1) under common management and investment control, (2) under common management and funded primarily by a single employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner; and

(C)    Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 18 of Article II must be satisfied by and as to each such shareholder or beneficial owner member of such group, except that shares may be aggregated as specified in this Section 18(c) of Article II and except as otherwise provided in this Section 18 of Article II.

(d)    Ownership Requirements.

(i)    A shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the Corporation as to which such person possesses both (A) the full voting and investment power pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (y) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (z) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. For purposes of this Section 18 of Article II, the terms “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(ii)    A shareholder or beneficial owner shall be deemed to “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by such person.

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(iii)    A shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided, that (A) the person has the power to recall such loaned shares on no more than five (5) business days’ notice, (B) that person recalls the loaned shares within five (5) business days of being notified that its Shareholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting of shareholders, and (C) that person holds the recalled shares through such annual meeting of shareholders.

(iv)    The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, shall have correlative meanings. Whether outstanding shares of the Corporation are “Owned” for these purposes shall be determined by the Board.

(e)    Shareholder Notice Requirements. In order to be in proper written form, the Shareholder Notice must include or be accompanied by the following information and documents (which collectively comprise the Shareholder Notice):

(i)     a copy of the Schedule 14N relating to the Shareholder Nominee that has been or concurrently is filed with the Securities and Exchange Commission (“SEC”) under the Exchange Act in accordance with SEC rules (which, for purposes of clarity, requires the Schedule 14N to be filed with the SEC prior to or concurrently with the delivery of the Shareholder Notice to the Corporation as a condition of compliance with the Shareholder Notice requirements of pursuant to Section 18(f) of the Article II);

(ii)    a written notice of the nomination of such Shareholder Nominee that includes the following additional information, representations, and warranties by the Eligible Shareholder:

(A)    the information required with respect to the nomination of directors pursuant to Section 8 of Article VI of the Articles of Incorporation;

(B)    a statement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC (1) setting forth and certifying to the number of shares of the Corporation that the Eligible Shareholder Owns and has Owned continuously for at least three (3) years as of the date of the Shareholder Notice, (2) agreeing to continue to own such shares through the annual meeting of shareholders, and (3) stating whether it intends to maintain ownership of the Required Shares for at least one year following the annual meeting; and

(C)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N.

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(iii)    the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following:

(A)    the representation and warranty of the Eligible Shareholder that the Eligible Shareholder satisfies the eligibility requirements set forth in Section 18(c) of this Article II and one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of the date within five (5) calendar days prior to the date that the Shareholder Notice is delivered to or mailed and received by the Corporation, the Eligible Shareholder Owns, and has continually Owned for the Minimum Holding Period, the Required Shares.

(B)    the agreement of the Eligible Shareholder to provide (1) within five (5) business days of the record date for the annual meeting of shareholders, a written statement certifying the number of shares it Owns and has Owned continuously through the record date, and (2) immediate notice if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting of shareholders.

(C)    the representation and warranty of the Eligible Shareholder that the Eligible Shareholder: (1) will continue to Own and hold the Required Shares through the date of the annual meeting of shareholders, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (3) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 18 of Article II, (4) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board, (5) has not distributed and will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (7) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

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(D)     the agreement of the Eligible Shareholder to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and its affiliates and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 18 of Article II, or any solicitation activity in connection therewith, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination and any solicitation in connection with the annual meeting, (4) file all materials described below in Section 18(g)(i)(C) of this Article II with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) at the request of the Corporation, promptly, but in any event within five (5) business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as necessary or reasonably requested by the Corporation.

(E)    in the case of a nomination by a group of shareholders or beneficial owners that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)    Delivery of Shareholder Notice. To be timely under this Section 18 of Article II, the Shareholder Notice must be delivered by a shareholder to the Secretary at the principal offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date that the definitive proxy statement was first sent to shareholders by the Corporation in connection with the preceding year’s annual meeting of shareholders (as stated in the Corporation’s proxy materials); provided, however, that in the event the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Shareholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.

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(g)    Eligible Shareholder Required Actions.

(i)    An Eligible Shareholder must:

(A)     within five (5) business days after the date of the Shareholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite Minimum Holding Period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously, in compliance with this Section 18 of Article II;

(B)     include in the Schedule 14N filed with the SEC a statement certifying that the Eligible Shareholder (and in the case of a group, by each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) Owns and has Owned the Required Shares in compliance with this Section 18 of Article II;

(C)     file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(D)     in the case of any group whose shares are aggregated for purposes of constituting an Eligible Shareholder, within five (5) business days after the date of the Shareholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the number of shareholders and beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one shareholder within the meaning of Section 18(c)(ii)(B) of this Article.

(ii)     The information provided pursuant to this Section 18(g) of Article II shall be deemed part of the Shareholder Notice for purposes of Section 18(e) of this Article II.

(h)    Shareholder Nominee Agreements.

(i)    Within the time period prescribed in Section 18(f) of this Article II for delivery of the Shareholder Notice, the Eligible Shareholder must also deliver to the Secretary a written representation and agreement (which shall be deemed part of the Shareholder Notice for purposes of this Section 18(e) of this Article II) of each Shareholder Nominee, which shall be signed by each Shareholder Nominee and shall represent, warrant, and agree that such Shareholder Nominee:

(A)    consents to being named in the Corporation's proxy statement and form of proxy as a nominee and to serving as a director if elected;

(B)     is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director, will act or vote on any issue or question, unless such agreement, arrangement, or understanding has been disclosed to the Corporation and filed in the Schedule 14N filed by the Eligible Shareholder;

(C)    is not and will not become a party to (1) any direct or indirect compensatory payment, reimbursement, indemnification, or other financial agreement, arrangement, or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (“Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Shareholder Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law;

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(D)     if elected as a director, will comply with all of the Corporation’s corporate governance, business conduct, conflict of interest, confidentiality, insider trading and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors; and

(E)    is not disqualified under Section 18(j) of this Article II.

(ii)    At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine if each Shareholder Nominee satisfies this Section 18 of Article II.

(i)    Permitted Number of Shareholder Nominees.

(i)    The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that may be included in the Corporation’s proxy materials pursuant to this Section 18 of Article II, shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to Section 18(f) of this Article II with respect to the annual meeting of shareholders (rounding down to the nearest whole number, but not less than one) (such resulting number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by: (A) any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 18 of Article II but either is subsequently withdrawn or who the Board of Directors decides to nominate as a Board nominee, (B) directors in office who had been a Shareholder Nominee at any one of the preceding two annual meetings of shareholders and whose re-election at the upcoming annual meeting of shareholders is being recommended by the Board of Directors, (C) director candidates for which the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 8 of Article VI of the Articles of Incorporation, and (D) directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such shareholder or group of shareholders, from the Corporation), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two annual terms.

(ii)    In the event that one or more vacancies for any reason occurs after the deadline in Section 18(f) of this Article II for delivery of the Shareholder Notice but before the annual meeting of shareholders and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

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(iii)    In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 18 of Article II exceeds the Permitted Number, the Corporation shall determine which Shareholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(iv)    Following the determination of which Shareholder Nominees shall be included in the Corporation’s proxy materials, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 18 of Article II thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials, or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 18 of Article II), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Shareholder Nominee.

(v) If, after the deadline for submitting a Shareholder Notice as set forth in Section 18(f) of this Article II, an Eligible Shareholder becomes ineligible or withdraws its nomination or a Shareholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Shareholder Nominee or any successor or replacement nominee proposed by the Eligible Shareholder or by any other Eligible Shareholder, and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(j)    Shareholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 18 of Article II, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)     (A) the Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or that are otherwise submitted pursuant to this Section 18 of Article II), (B) any of the information in the Shareholder Notice (or that is otherwise submitted pursuant to this Section 18 of Article II) was not, when provided, true, correct and complete, or (C) otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to the requirements of this Section 18 of Article II;

(ii)     the Shareholder Nominee: (A) is not an “independent director” for purposes of membership of the Board of Directors or any committee thereof under any applicable stock exchange listing standards, any applicable rules of the SEC, or any publicly-disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including, but not limited to, the corporate governance guidelines or committee charters of the Corporation, (B) does not qualify as independent under the audit committee independence requirements set forth under any applicable stock exchange listing standards, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(iii)     the election of the Shareholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Articles of Incorporation, these Bylaws, any applicable state or federal law, rule, or regulation, or any applicable listing standard.

(k)    Restrictions on Re-Nomination. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period or extend any time period for the giving of a Shareholder Notice), or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Shareholder Nominee pursuant to this Section 18 of Article II for the next two (2) annual meetings of shareholders.

(l)    Additional Provisions.

(i)    Notwithstanding the foregoing provisions of this Section 18 of Article II, unless otherwise required by law or otherwise determined by the Board of Directors, if (A) the Eligible Shareholder, or (B) a qualified representative of the Eligible Shareholder does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or

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Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 18 of Article II, to be considered a qualified representative of the Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of shareholders.

(ii)    In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 18 of Article II.

(iii)    Notwithstanding anything to the contrary contained in this Section 18 of Article II, the Corporation may omit from its proxy materials any information or Supporting Statement that it, in good faith, believes (A) is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (B) directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) if included, would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iv)    Nothing in this Section 18 of Article II shall limit the ability of the Corporation to solicit proxies against any Shareholder Nominee or to include in its proxy materials its own statements or any other additional information relating to any Eligible Shareholder or Shareholder Nominee.

(v)    The Board of Directors (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 18 of Article II and to make any and all determinations necessary or advisable to apply this Section 18 of Article II to any persons, facts or circumstances, including the power to determine (A) whether one or more shareholders or beneficial owners qualifies as an Eligible Shareholder, (B) whether a Shareholder Notice complies with this Section 18 of Article II and has otherwise met the requirements of this Section 18 of Article II, (C) whether a Shareholder Nominee satisfies the qualifications and requirements in this Section 18 of Article II, and (iv) whether any and all requirements of this Section 18 of Article II (or any applicable requirements of Section 8 of Article VI of the Articles of Incorporation) have been satisfied; provided, however, that, if any determination must be made at the annual meeting of shareholders, the Chairman of the meeting shall have the power and authority to make such

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determination, unless otherwise determined by the Board. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) or the Chair of the meeting, as the case may be, shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).

(m)    Exclusive Method. This Section 18 of Article II shall be the exclusive method for shareholders of the Corporation to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

Board of Directors

Section 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised or done by the Corporation, except as otherwise provided by law, the Articles of Incorporation or these Bylaws which are directed or required to be exercised or done only by the shareholders.

Section 2.    NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than three (3) nor more than twelve (12), with the exact number to be fixed by the directors from time to time by an affirmative vote of a majority of the entire Board of Directors. Any increase in the number of directors shall be effective immediately. Each director shall hold office until his or her term of office expires and until such director’s successor shall have been duly elected and shall have qualified, unless such director sooner dies, resigns or is removed by the shareholders at any annual or special meeting. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies, provided, however, that in no event shall any decrease in the number of directors shall have the effect of shortening the term of any incumbent director. It shall not be necessary for directors to be shareholders. All directors shall be natural persons who are 18 years of age or older.

Section 3.    APPOINTMENT OF CHAIR. The Board of Directors may appoint a Chair of the Board and, if the Board so desires, a Vice Chair, each with such responsibilities as the Board may determine to be appropriate.

Section 4.    ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board may provide, by resolution, for the holding of other regular meetings, which meetings shall be held on such date(s), at such time(s), and at such place(s) as established by such resolution. A notice of each regular meeting other than by resolution shall not be required.

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Section 5.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chair of the Board, if there be one, or by the CEO or President. Such person may fix the place for holding any special meetings of the Board of Directors. If no such designation is made, the place of meeting shall be the principal office of the Corporation.

Section 6.    PRESIDING OFFICER. The Chair of the Board of Directors or the designated lead director (if there is not a Chair) shall preside at each meeting of the Board. In the absence of a Chair of the Board and a designated lead director, the Vice-Chair (if any) or the CEO shall preside at each meeting of the Board of Directors.

Section 7.    NOTICE. Whenever notice of a meeting is required, including, without limitation, any special meeting of the Board, written notice stating the place, day and hour of the meeting shall be delivered at least two (2) days prior thereto to each director at his or her residence or business address, either personally, or by United States mail, telegraph, teletype, facsimile or other form of electronic transmission, or by private mail carriers handling nationwide mail services. If a notice of meeting is sent by regular mail, such notice shall be deemed delivered five (5) days after its deposit in the United States mail, if correctly addressed and mailed postpaid. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at the beginning of the meeting or promptly upon arrival at the meeting.

Section 8.    QUORUM. A majority of the total number of directors serving at the time of any meeting shall constitute a quorum for transacting business at any meeting of the Board of Directors.

Section 9.    ADJOURNMENT: QUORUM FOR ADJOURNED MEETING. In the absence of a quorum of the Board, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any reconvened meeting of the Board at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 10.    MANNER OF ACTING. Except as otherwise required by law or the Articles of Incorporation, the act of a majority of the directors present at the meeting in which a quorum is present shall be the act of the Board of Directors.

Section 11.    RESIGNATIONS AND REMOVAL. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board. Any director may be removed by the shareholders only for cause and in compliance with the provisions set forth in the Articles of Incorporation, as amended or restated from time to time, setting forth the requirements and procedures for the removal of directors by shareholders, provided, that any such

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removal shall be without prejudice to the contract rights, if any, of the person removed. Directors may not be removed by the shareholders without cause.

Section 12.    VACANCIES. If any vacancy occurs on the Board of Directors, including any vacancy created by reason of an increase in the number of directors of the Corporation, such vacancy may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors, or by a sole remaining director, or by the shareholders, unless otherwise provided in the Articles of Incorporation. Any director elected in accordance with the preceding sentence to fill a vacancy shall hold office until the next meeting of shareholders at which directors are elected and until such director’s successor shall have been elected and qualified.

Section 13.    COMPENSATION. By resolution of the Board of Directors, directors may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board, and reimbursement for expenses incurred for attendance at meetings of the Board and its committees. The compensation of directors shall be on such basis as determined by the Board. No payment shall preclude, in and of itself, any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 14.    PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

Section 15.    INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provision of law, the Articles of Incorporation or these Bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, consents thereto and the action taken is evidenced by one or more written consents describing the action taken signed by each director. Such written consent or consents shall be filed in the minutes of the proceedings of the Board or any such committee, as the case may be. A written consent of a director may be signed with an electronic signature adopted by such consenting director with the intent to authenticate the written consent. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date, in which case it is effective on the date so specified. A consent so signed has the effect of a meeting vote and may be described as such in any document.

Section 16.    MEETING BY TELEPHONE, ETC. Directors or the members of any committee thereof may participate in a meeting of the Board of Directors or of any such committee, as the case may be, through the use of any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting (including, without limitation, by means of a conference telephone, video phone, webcast, web conference, or similar communications equipment). A director participating in a meeting by this means shall constitute presence in person at the meeting.

ARTICLE IV

Officers

Section 1.    NUMBER. The officers of the Corporation shall include a CEO, a CFO, a Secretary, a Treasurer, and such other executive officers as the Board may determine, each of whom shall be appointed by the Board of Directors. The CEO, in turn, may appoint one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, as he or she shall deem appropriate. The same individual may simultaneously hold more than one office in the Corporation.

Section 2.    APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed by the Board of Directors or the CEO at the annual meeting of the Board. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified, unless such officer sooner dies, resigns or is removed by the Board or by the CEO. The appointment of an officer does not itself create contract rights.

Section 3.    RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

Section 4.    REMOVAL. The Board of Directors may remove any officer or agent of the Corporation at any time with or without cause. Any officer or assistant officer, if appointed by the CEO, may likewise be removed by the CEO. An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by the officer who so appointed them or by the Board of Directors or the CEO. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.    VACANCIES. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term, unless such authority is delegated by the Board to the CEO.

Section 6.    DUTIES OF OFFICERS. The CEO shall be the chief executive officer of the Corporation. The Secretary shall be responsible for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these Bylaws, or as may be assigned to them from time to time by the Board of Directors, the CEO, or an officer authorized by either the Board or the CEO to prescribe the duties of other officers.

Section 7.    SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary or other compensation by reason of the fact, in and of itself, that the officer is also a director of the Corporation.

Section 8.    DELEGATION OF DUTIES. In the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being. In the absence or disability of any officer of the Corporation appointed by the CEO or for any other reason deemed sufficient by the CEO, the CEO may delegate the powers or duties of any such officer appointed by the CEO to any other officer or to any director for the time being.

Section 9.    DISASTER EMERGENCY POWERS OF ACTING OFFICERS. Unless otherwise expressly prescribed by action of the Board of Directors taken pursuant to Article XVI of these Bylaws, if, as a result of some catastrophic event, a quorum of the Corporation’s directors cannot readily be assembled and the CEO is unable to perform the duties of the office of CEO and/or other officers are unable to perform their duties, (a) the powers and duties of CEO shall be held and performed by that officer of the Corporation highest on the list of successors (adopted by the Board for such purpose) who shall be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by the President; or, if the President is not available and capable of holding and performing such powers and duties, then by that Executive Vice President who shall be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Executive Vice Presidents; or, if no Executive Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties shall serve as Acting CEO until the CEO again becomes capable of holding and performing the powers and duties of CEO, or until the Board shall have elected a new CEO or designated another individual as Acting CEO; (c) such officer (or the CEO, if such person is still serving) shall have the power, in addition to all other powers granted to the chief executive officer by law, the Articles of Incorporation, these Bylaws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office, or until the Board shall have designated another individual to perform such duties or shall have elected or appointed another person to fill such

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office; (d) each acting officer so appointed shall be entitled to exercise all powers invested by law, the Articles of Incorporation, these Bylaws and the Board in the office in which such person is serving; and (e) anyone transacting business with the Corporation may rely upon a certificate signed by any two officers of the Corporation that a specified individual has succeeded to the powers and duties of the CEO or such other specified office. Any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by two officers of this Corporation.

ARTICLE V

Executive and Other Committees

Section 1.    CREATION AND AUTHORITY OF COMMITTEES. The Board of Directors may from time to time designate an Executive Committee and one or more other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. The Board shall, for those committees designate at least two (2) or more of the directors of the Corporation to serve as members. Any committee so designated, to the extent permitted by law and to the extent provided in a Board resolution, the Corporation’s corporate governance guidelines, or the charter for such committee, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation.

Section 2.    REMOVAL OR DISSOLUTION. Any committee of the Board of Directors may be dissolved by the Board at any meeting. Further, the members of each committee serve at the pleasure of the Board and any member of such committee may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.    VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board.

Section 4.    CONDUCT OF MEETINGS OF COMMITTEES. Each committee designated by the Board of Directors may determine, make, alter, and repeal the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise required by law or as provided by the Board or these Bylaws.

Section 5.    ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board, who may replace at any meeting of such committee, any member not able to attend.

Section 6.    INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 15 and 16 of Article III of these Bylaws.

ARTICLE VI

Indemnification of Directors and Officers

Section 1.    GENERAL.

(a)    To the fullest extent permitted by law from time to time, and consistent with the principles set forth in Section 1(b) below, the Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b)    Any person for whom indemnification is authorized under Section 1(a) above shall be indemnified against all liabilities, judgments, amounts paid in settlement, penalties, and fines (including attorneys’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

(a)To the fullest extent permitted by law from time to time, and consistent with the principles set forth in Section 2(b) below the Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b)Any person for whom indemnification is authorized under Section 2(a) above shall be indemnified against expenses (including attorneys’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, that are actually and reasonably incurred

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in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

Section 3.    OBLIGATION TO INDEMNIFY. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys’ fees and court costs) actually and reasonably incurred by such person in connection therewith.

Section 4.    DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless made under the provisions of Section 3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made under one of the following procedures:

(a)    by the Board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates;

(b)    if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding;

(c)    by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (a) or by a committee designated under subsection (b) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or

(d)    by the shareholders of the Corporation by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or other proceeding.

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Section 5.    EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

Section 6.    PREPAYMENT OF EXPENSES. Expenses (including attorneys’ fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI may, in the discretion of the Board of Directors, be paid by the Corporation in advance of the final disposition thereof. Any such payment shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI.

Section 7.    NON-EXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the Corporation. Such indemnification and advancement of expenses shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the Corporation has the power by law to indemnify, including, without limitation, employees and agents of the Corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by law.

Section 8.    CONTINUATION OF INDEMNIFICATION RIGHT.

(a)Unless expressly otherwise provided when authorized or ratified by this Corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(b)For purposes of this Article VI, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

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Section 9.    INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI or under applicable law.

ARTICLE VII

Interested Parties

Section 1.    GENERAL. No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

Section 2.    APPROVAL BY DIRECTORS OR COMMITTEES. For purposes of Section 1(a) of this Article VII, a conflict of interest transaction shall be authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in Section 1 of this Article VII, but a transaction may not be authorized, approved, or ratified under this Section by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under Section 1(a) of this Article VII. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 1(a) of this Article VII if the transaction is otherwise authorized, approved, or ratified as provided in Section 1(a) of this Article VII, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other applicable law.

Section 3.    APPROVAL BY SHAREHOLDERS. For purposes of Section 1(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII may not be counted in a vote of shareholders to determine whether

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to authorize, approve or ratify a conflict of interest transaction under Section 1(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII, shall be counted, however, in determining whether the transaction is approved under other sections of these Bylaws and applicable law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section 3 shall constitute a quorum for the purpose of taking action under this Section 3.

ARTICLE VIII

Certificates of Shares

Section 1.    CERTIFICATES FOR SHARES. Shares shall either be represented by certificates or shall be uncertificated and represented by book entry registered in the name of the shareholder on the books and records of the Corporation or its transfer agent. At the direction of the Corporation to its transfer agent and absent a specific request for a certificate by the registered shareholder or transferee thereof, all shares of the Corporation shall be in uncertificated, book entry form upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation, in accordance with a Direct Registration System approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the share of the Corporation may from time to time be traded.

The rights and obligations of shareholders of the Corporation shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the President or a Vice President (and may be signed (either manually or in facsimile) by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or its facsimile), exhibiting the holder’s name, certifying the number of shares owned and stating such other matters as may be required by law. The certificates shall be numbered and entered on the books of the Corporation as they are issued. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement in such form as the Board may from time to time prescribe, certifying as to the number of shares owned by the shareholder and as to such other information as would have been required to be on certificates for such shares.

If and to the extent the Corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of:

(a)The designations, relative rights, preferences and limitations of the shares of each class or series authorized to be issued.

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(b)The variations in rights, preferences and limitations between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series insofar as the same have been fixed and determined.

(c)    The authority of the Board to fix and determine the variations, relative rights and preferences of future series.

Section 2.    SIGNATURES OF PAST OFFICERS. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Section 3.    TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the shares of the Corporation; and, when such appointments shall have been made, no share certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 4.    TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of shares for cancellation if such shares are represented by a share certificate or by delivery to the Corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 5.    LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen, or destroyed and pursuant to such requirements as the Board may establish concerning proof of such loss, theft, or destruction. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond of indemnity in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. The issue, transfer, conversion, and registration of share certificates shall be governed by such other requirements as the Board of Directors may establish.

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ARTICLE IX

Record Date

Section 1.    RECORD DATE FOR SHAREHOLDER ACTIONS. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any meeting of the shareholders, as the record date for the determination of shareholders entitled to notice of and to vote at any such meeting. In no event may a record date so fixed by the Board precede the date on which the resolution establishing such record date is adopted by the Board. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid. If the Board fails to establish a record date as provided herein, the record date shall be deemed to be the date ten (10) days prior to the date of the shareholders’ meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may or, if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting the Board shall, fix a new record date for the reconvened meeting and a notice of the reconvened meeting shall be given in compliance with Section 5 of Article II of these Bylaws to each shareholder of record on the new record date entitled to notice thereof and to vote at the reconvened meeting.

Section 2.    RECORD DATE FOR DIVIDEND AND OTHER DISTRIBUTIONS. The Board of Directors is authorized from time to time to fix in advance a date as the record date for the determination of the shareholders entitled to receive a dividend or other distribution. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid. If the Board fails to establish a record date as provided herein, the record date shall be deemed to be the date of Board resolution authorizing the payment of the dividend or other distribution.

ARTICLE X

Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and law. Subject to the provisions of the Articles of Incorporation and applicable law, dividends may be paid in cash or property, including shares or other securities of the Corporation.

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ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be the period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes.

ARTICLE XII

Seal

The Board of Directors shall provide a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

ARTICLE XIII

Stock in Other Corporations

All shares of stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by such officer or officers or other agent of the Corporation as the Board of Directors shall from time to time designate. In the absence of any such designation or, in case of conflicting designation by the Corporation, the Chair of the Board, the CEO, the Secretary, and the CFO of the Corporation shall be presumed to possess, in that order, authority to vote such shares.

ARTICLE XIV

Amendments

Except as otherwise provided by the Articles of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws adopted by (1) a vote of the Board of Directors, unless shareholders, in amending or repealing the Bylaws generally or a particular bylaw provision, provide expressly that the Board may not alter, amend, or repeal the Bylaws or that particular bylaw provision, or (2) by a vote of the shareholders at any meeting.

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ARTICLE XV

General Provisions

Section 1. RELIANCE UPON BOOKS REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE XVI

Emergency Bylaws

Section 1.    SCOPE OF EMERGENCY BYLAWS. The emergency Bylaws provided in this Article XVI shall be operative during any emergency, notwithstanding any different provision set forth in the preceding articles hereof or the Articles of Incorporation. For purposes of the emergency Bylaw provisions of this Article XVI, an emergency shall exist if a quorum of the Corporation’s directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this Article XVI, the Bylaws provided in the preceding articles shall remain in effect during such emergency and, upon termination of such emergency, these emergency Bylaws shall cease to be operative.

Section 2.    CALL AND NOTICE OF MEETING. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

Section 3.    QUORUM AND VOTING. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of the Corporation.

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Section 4.    APPOINTMENT OF TEMPORARY DIRECTORS.

(a)    The director or directors who are able to be assembled at a meeting of directors during an emergency may assemble for the purpose of appointing, if such directors deem it necessary, one or more temporary directors (the “Temporary Directors”) to serve as directors of the Corporation during the term of any emergency.

(b)    If no directors are able to attend a meeting of directors during an emergency, then such shareholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint Temporary Directors to serve on the Board of Directors until the termination of the emergency.

(c)    If no shareholders can reasonably be assembled in order to conduct a vote for Temporary Directors, then the President or his or her successor, as determined pursuant to Section 9 of Article IV herein shall be deemed a Temporary Director of the Corporation, and such President or his or her successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him on the Board of Directors of the Corporation during the term of the emergency.

(d)    Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III hereof, provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the shareholders present at any meeting of the shareholders during an emergency, and, in any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.

Section 5.    MODIFICATION OF LINES OF SUCCESSION. During any emergency, the Board of Directors may provide, and from time to time modify, lines of succession different from that provided in Section 9 of Article IV in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Section 6.    CHANGE OF PRINCIPAL OFFICE. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of the Corporation or designate several alternative head offices or regional offices, or authorize the officers of the Corporation to do so.

Section 7.    LIMITATION OF LIABILITY. No officer, director or employee acting in accordance with these emergency Bylaws during an emergency shall be liable except for willful misconduct.

Section 8.    REPEAL AND CHANGE. These emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 6 of this Article XVI with regard

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to actions taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.

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